UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2012

GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

 (561) 427-6144
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of January 4, 2012, GelTech Solutions, Inc. (the “Company”) executed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, together with a registration rights agreement, whereby LPC has agreed to purchase up to $5.0 million of our common stock over a 30-month period (the “Purchase Agreement” and “Registration Rights Agreement”, respectively).  Under the Registration Rights Agreement, the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.  Upon filing the registration statement, LPC made an initial purchase of 166,667 shares of our common stock for $100,000.  Five days after the SEC has declared effective the registration statement related to the transaction, the Company has the right over a 30-month period to sell shares of common stock to LPC in amounts between $30,000 and $500,000, depending on certain conditions as set forth in the purchase agreement, up to $5.0 million.

The purchase price of the shares related to the future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.35 per share.

In consideration for entering into the $5.0 million Purchase Agreement, the Company issued 150,000 shares of our common stock and may issue in the future up to 450,000 shares of our common stock pro rata as LPC purchases, at the Company’s sole discretion, up to the remaining $4.9 million of the Company’s common stock.  The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.  There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement.  The proceeds received by the Company under the common stock purchase agreement will be used for working capital and general corporate purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2010, the Company and LPC entered into a Purchase Agreement (the “Prior Purchase Agreement”) and a Registration Rights Agreement (the “Prior Registration Rights Agreement”) whereby the Company had the right to sell, at its sole discretion, to LPC up to $5,000,000 of the Company’s common stock, over a 30-month period. Under the Prior Purchase Agreement, the Company sold 2,348,063 shares of common stock to LPC and received proceeds of $3,358,866.

On January 3, 2012, the Prior Purchase Agreement and Prior Registration Rights Agreement between the Company and LPC were terminated by mutual agreement (the “Termination Agreement”).

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.3, and which is incorporated herein in its entirety by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The shares issued to LPC were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Purchase Agreement, dated as of January 4, 2012 by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of January 4, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Termination Agreement, dated as of January 3, 2012, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

Date: January 5, 2012	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer

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